Exhibit 99.8.2

DANIEL H. BOOKIN (S.B. #78996) DHAIVAT H. SHAH (S.B. #196382) O’MELVENY & MYERS LLP Embarcadero Center West 275 Battery Street San Francisco, CA 94111-3305
Telephone:	(415) 984-8700
Facsimile:	(415) 984-8701

ALAN R. FRIEDMAN JONATHAN M. WAGNER NORMAN C. SIMON KRAMER LEVIN NAFTALIS & FRANKEL LLP 919 Third Avenue New York, New York 10022
Telephone:	(212) 715-9100
Facsimile:	(212) 715-8000

Attorneys for Defendants VISHAY INTERTECHNOLOGY, INC., VISHAY TEMIC SEMICONDUCTOR ACQUISITION HOLDINGS CORPORATION, AND FELIX D. ZANDMAN

SUPERIOR COURT OF THE STATE OF CALIFORNIA

COUNTY OF SANTA CLARA

REBECCA PROCTOR, REX BROOKS, JOHN DONOVAN, ROBERT NEEDLES et al. on behalf of Siliconix, Inc., themselves and on behalf of all minority shareholders of Siliconix, Inc., similarly situated,

Plaintiffs,

v.

VISHAY INTERTECHNOLOGY, INC., VISHAY TEMIC SEMICONDUCTOR ACQUISITION HOLDINGS CORPORATION, SILICONIX, INC. ERNST & YOUNG, FELIX D. ZANDMAN, and DOE 1 through DOE 2, inclusive,

Defendants.

Case No. 01-04-CV-018977

VISHAY DEFENDANTS’

1.     NOTICE OF DEMURRER AND DEMURRER TO CLASS ACTION CLAIM

2.     NOTICE OF MOTION AND MOTION TO STRIKE PORTIONS OF THE AMENDED COMPLAINT

3.     NOTICE OF MOTION AND MOTION TO DISMISS FOR FAILURE TO PROSECUTE

Date:                                         July 5, 2005
Time:                                        10:00 a.m.

Dept.:                                     17

Judge:                                  Hon. Jack Komar

Trial:                                          Not Set

VISHAY DEFENDANTS’ (1) NOTICE OF DEMURRER AND DEMURRER, (2) NOTICE OF MOTION AND
MOTION TO STRIKE, AND (3) NOTICE OF MOTION AND MOTION TO DISMISS

NOTICE OF DEMURRER AND DEMURRER TO CLASS ACTION

TO ALL PLAINTIFFS AND THEIR ATTORNEYS OF RECORD:

PLEASE TAKE NOTICE that at the above-referenced time in Department 17 of the above-referenced Court, located at 161 N. First Street, San Jose, CA 95113, defendants Vishay Intertechnology, Inc., Vishay TEMIC Semiconductor Acquisition Holdings Corp., and Felix D. Zandman (collectively, the “Vishay Defendants”), will and hereby do demur to the Second Cause of Action in plaintiffs’ Amended Complaint (Class Action for Breach of Fiduciary Duty) (the “Class Action Claim”) of the amended complaint.

The Vishay Defendants demur to the Class Action Claim on the ground that plaintiffs do not have the legal capacity to sue on this cause of action.  Code Civ. Proc. § 430.10(b).  Plaintiffs fail to allege any legally cognizable injury independent of the harm that they plead in their derivative claim was suffered by Siliconix, Inc.  Accordingly, plaintiffs lack standing to bring a direct cause of action for breach of fiduciary duty.

NOTICE OF MOTION AND MOTION TO STRIKE

PLEASE TAKE FURTHER NOTICE that at the same hearing, the Vishay Defendants will and hereby do move to strike certain portions of the plaintiff’s Amended Complaint pursuant to sections 435 and 436 of the California Code of Civil Procedure.  Specifically, the Vishay Defendants will and hereby do move to strike the following portions of the SAC because they are time barred by the applicable statutes of limitation:

1.             That portion of paragraph 2, in which plaintiffs plead time-barred allegations that Vishay has misappropriated Siliconix’s “patents,” “equipment,” “accounting systems and even Siliconix’s separate identity by making Siliconix use the name Vishay”;

2.             That portion of paragraph 44, in which plaintiffs plead time-barred allegations that “Vishay, however, simply misappropriated the SAP system for its own use”;

3.             All of paragraphs 92 through 93, in which plaintiffs plead time-barred allegations concerning Vishay’s 1999 line of credit;

4.             All of paragraphs 105 through 106, in which plaintiffs plead time-barred allegations that Vishay took Siliconix’s SAP software system with no compensation for Siliconix;

5.             All of paragraphs 107 through 110, in which plaintiffs plead time-barred allegations that Vishay used Siliconix’s assets as security for Vishay’s loans without compensation to Siliconix;

6.             All of paragraph 112, in which plaintiffs plead time-barred allegations that Vishay misappropriated Siliconix’s identity;

7.             All of paragraphs 113 through 115, in which plaintiffs plead time-barred allegations that Vishay misappropriated Siliconix testing equipment and located in Israel to benefit Vishay; and

8.             All of paragraphs 122 through 125, in which plaintiffs plead time-barred allegations that Vishay’s CEO Dr. Zandman misappropriated Siliconix’s patents.

NOTICE OF MOTION AND MOTION TO DISMISS

PLEASE TAKE FURTHER NOTICE that at the same hearing, the Vishay Defendants will and hereby do move to dismiss plaintiff’s Amended Complaint pursuant to sections 583.410(a) and 583.420(a) of the California Code of Civil Procedure on the grounds that plaintiffs failed to diligently prosecute this action and failed to serve a complaint containing these allegations within two years of the August 2002 complaint in which they were originally pled.

The demurrer, motion to strike, and motion to dismiss are based on the Notice of Demurrer and Demurrer, the Notice of Motion and Motion to Strike, the Notice of Motion and Motion to Dismiss, the Memorandum of Points and Authorities in Support of the Vishay Defendants’ Demurrer to the Class Action Claim, Motion to Strike Portions of the Amended Complaint, and Motion to Dismiss for Failure to Prosecute, all pleadings and papers of record herein, all matters of which judicial notice may be requested and taken, and, and other relevant materials and evidence as may be presented to the Court.

DATED:  April 1, 2005

Respectfully submitted,

O’MELVENY & MYERS LLP

By:	/s/ David H. Bookin Dhaivat H. Shah
Daniel H. Bookin
Dhaivat H. Shah
275 Battery Street, Suite 2600
San Francisco, California 94111
Telephone: (415) 984-8802

– and –

KRAMER LEVIN NAFTALIS & FRANKEL LLP
Alan R. Friedman
Jonathan M. Wagner
Norman C. Simon
919 Third Avenue
New York, New York 10022
(212) 715-9100

Attorneys for Defendants
Vishay Intertechnology, Inc.,
Vishay TEMIC Semiconductor
Acquisition Holdings Corporation,
and Felix D. Zandman